UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2007

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	1-7845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.03 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 9, 2007, we increased the indebtedness under our existing commercial paper program to an aggregate total of $201.7 million. The total indebtedness authorized under the program is $400 million. We have used, and expect to use, the proceeds from the sale of our commercial paper notes (“Notes”) for ordinary working capital needs, to finance our acquisition program, to repurchase our common stock and for other general corporate purposes.

We issue the Notes pursuant to a Commercial Paper Agency Agreement previously entered into between us and JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.) attached hereto and incorporated herein as Exhibit 10.1 (the “Agency Agreement”). The Agency Agreement includes, as exhibits A and A-1, forms of the Master Notes under which the commercial paper is issued. It also includes Exhibit B, a letter of representations, signed by us, JPMorgan Chase Bank, N.A., as Issuing and Paying Agent, and The Depository Trust Company. The Agency Agreement provides for the issuance and payment of the Notes and contains customary representations, warranties, covenants and indemnification provisions. It may be terminated upon written notice by either party.

The Notes are marketed and sold through various agreements with commercial paper dealers. The Notes are issued in $200,000 minimum principal amounts at par less a discount representing an interest factor, or at par, if interest bearing, with interest established based upon market conditions and credit ratings assigned at the time of issuance. The maturity of the Notes will vary but may not exceed 270 days. As of March 9, 2007, approximately half of the outstanding Notes had a seven day maturity and half had a one day maturity. Historically, most of the Notes have been due overnight. As of March 9, 2007, the Notes had a weighted average interest rate of approximately 5.26%. Over the long term, and subject to our capital needs, market conditions and alternative capital market opportunities, we expect to maintain or increase the indebtedness under the program by continuously repaying and reissuing Notes until such time the outstanding Notes are replaced with longer term debt. However, our commercial paper balance may increase or decrease in the short term due to acquisition or divestiture activity and our working capital needs.

The foregoing is only a summary of certain terms and conditions of the Agency Agreement and is qualified in its entirety by reference to that agreement which is attached hereto and incorporated herein by reference.

Our commercial paper program is supported by our unsecured $400 million multi-currency revolving credit agreement. Reference is made to our Revolving Credit Agreement, dated August 5, 2005 filed with the SEC on August 9, 2005 as Exhibit 10.1 to our Form 8-K. The Revolving Credit Agreement was amended August 1, 2006. Reference is also made to Amendment No. 1 to Revolving Credit Agreement filed August 3, 2006 as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. As of March 9, 2007, there was no indebtedness outstanding under our Revolving Credit Agreement.

JPMorgan Chase Bank, N.A. and/or its affiliates has provided from time to time, and may continue to provide commercial banking and related services, as well as investment banking, financial advisory and other services to us and our affiliates, for which we have paid, and intend to pay customary fees, and, in some cases, out-of-pocket expenses.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be reoffered or sold absent registration or applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, and is not intended to condition the market in the United States, or elsewhere, for the issuance of our securities.

Statements in this Current Report on Form 8-K that are not historical in nature are “forward-looking,” including, without limitation, our expectations regarding our plans to maintain or increase our commercial paper indebtedness under certain circumstances. These statements involve uncertainties and risks, including, without limitation, (1) increases or decreases in our capital needs, which may vary depending on a variety of factors, including, without limitation, any acquisition or divestiture activity and our working capital needs, (2) market conditions and (3) alternative capital market opportunities, including, without limitation, the relative attractiveness of longer-term debt financing or equity financing. Any forward-looking statement reflects only our beliefs when the statement is made. Actual results could differ materially from our expectations, and we do not undertake any duty to update these statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Commercial Paper Agency Agreement between JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.) and the Company, including the forms of Master Note, dated December 21, 1994

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: March 15, 2007	By:	/s/ Ernest C. Jett
Ernest C. Jett Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Commercial Paper Agency Agreement between JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.) and the Company, including the forms of Master Note, dated December 21, 1994